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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-52060

[LOGO FAIRCHILD SEMICONDUCTOR(TM)]


                                10,000,000 Shares

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                              Class A Common Stock

                                   -----------

     This prospectus relates to 10,000,000 shares of our Class A Common Stock that we may issue and offer for sale from time to time in connection with business combination transactions or acquisitions in amounts, at prices and on terms as we may determine at the time of offering. We have not fixed a period of time during which the Class A Common Stock offered by this prospectus may be offered or sold.


     We will pay all expenses of this offering. No underwriting discounts or commissions will be paid in connection with the issuance of Class A Common Stock in business combination transactions or acquisitions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933.


     Our Class A Common Stock is listed on The New York Stock Exchange under the symbol "FCS." The last reported sale price of our Class A Common Stock on March 22, 2001 was $14.63 per share.



     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 2.




     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is March 23, 2001.

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                                TABLE OF CONTENTS


SUMMARY................................................................1

RISK FACTORS...........................................................2

USE OF PROCEEDS........................................................9

PLAN OF DISTRIBUTION...................................................9

WHERE YOU CAN FIND MORE INFORMATION -
       INCORPORATION BY REFERENCE......................................9

RESTRICTIONS ON RESALE................................................10

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS............................10

EXPERTS...............................................................11


THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THAT INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. SEE THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION - INCORPORATION BY REFERENCE." TO OBTAIN DOCUMENTS OR INFORMATION THAT IS INCORPORATED BY REFERENCE, CONTACT US AT:

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                   82 RUNNING HILL ROAD
                   SOUTH PORTLAND, ME 04106
                   TELEPHONE 207-775-8100
                   ATTENTION: GENERAL COUNSEL


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                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including information that is incorporated by reference, before making an investment decision.

     THIS OFFERING. We are offering shares of our Class A Common Stock that we may issue from time to time in connection with acquisitions by us or our subsidiaries of other businesses, assets or securities. We expect the terms of such acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities we may acquire.

     ABOUT OUR COMPANY. Fairchild Semiconductor International, Inc. is a leading independent semiconductor company focused solely on multi-market products. Through our subsidiaries, including Fairchild Semiconductor Corporation, we design, manufacture, market and sell multi-market semiconductors around the world. More information about our company can be found in this prospectus and in the reports and other information incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information - Incorporation By Reference" on page 9.

     Our principal executives offices are located at 82 Running Hill Road, South Portland, Maine 04106 and our telephone number is 207-775-8100.

     IMPORTANT RISKS. Our business is subject to many risks that you should consider carefully before you decide to invest in our Class A Common Stock. See the "Risk Factors" section beginning on page 2.

     IMPORTANT INFORMATION IS INCORPORATED BY REFERENCE. In this prospectus, we disclose important information to you by referring you to reports and other information that we have filed or will file with the Securities and Exchange Commission. The information that we refer you to is said to be "incorporated by reference" into this prospectus. See the section entitled "Where You Can Find More Information - Incorporation By Reference" on page 9 to learn how you can find the information that is incorporated by reference.


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                                  RISK FACTORS

     You should carefully consider the following factors and other information included or incorporated by reference in this prospectus before deciding to invest in shares of our Class A Common Stock.

DOWNTURNS IN THE HIGHLY CYCLICAL SEMICONDUCTOR INDUSTRY OR CHANGES IN END USER MARKET DEMANDS COULD REDUCE THE VALUE OF OUR BUSINESS.

     The semiconductor industry is highly cyclical and the value of our business may decline during the "down" portion of these cycles. During the latter half of fiscal year 1998 and most of fiscal year 1999, we, as well as many others in our industry, experienced significant declines in the pricing of our products as customers reduced demand forecasts and manufacturers reduced prices to keep capacity utilization high. We believe these trends were due primarily to the Asian financial crisis during that period and excess personal computer inventories. We may experience renewed, possibly more severe and prolonged downturns in the future as a result of such cyclical changes. In addition, we may experience significant changes in our profitability as a result of variations in sales, changes in product mix, price competition for orders, changes in end user markets and the costs associated with the introduction of new products. The market value of the stock of many semiconductor companies, including ours, has recently declined, possibly although not necessarily as a result of reduced demand for personal computers and cellular telephones. Reduced demand for our products could adversely affect our financial position and prospects. In addition, perceived changes in the demand for our products, whether or not reflected in fact, could reduce the market price of our Class A Common Stock if stockholders or investors believe that such changes could adversely affect the our financial condition or business prospects.

NEW TECHNOLOGIES COULD RESULT IN THE DEVELOPMENT OF NEW PRODUCTS AND A DECREASE IN DEMAND FOR OUR PRODUCTS, AND WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS TO SATISFY CHANGES IN CONSUMER DEMANDS.

     Our failure to develop new technologies, or react to changes in existing technologies, could materially delay development of new products, which could result in decreased revenues and a loss of market share to our competitors. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We cannot assure you that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or that products or technologies developed by other companies will not render our products or technologies obsolete or noncompetitive. A fundamental shift in technologies in our product markets could have a material adverse effect on our competitive position within our industry.

BECAUSE MUCH OF OUR SUCCESS AND VALUE LIES IN OUR OWNERSHIP AND USE OF INTELLECTUAL PROPERTY, OUR FAILURE TO PROTECT THAT PROPERTY COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND CONTINUED SUCCESS.

     Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on patent, trade secret, trademark and copyright law to protect such technologies. Some of our technologies are not covered by any patent or patent application, and we cannot assure you that:

     - any of the more than 250 U.S. patents owned by us or numerous other patents which third parties license to us will not be invalidated, circumvented, challenged or licensed to other companies; or

     - any of our pending or future patent applications will be issued within the scope of the claims sought by us, if at all.

     In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in some foreign countries.

     We also seek to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our



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collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of such research. Some of our technologies have been licensed on a non-exclusive basis from National Semiconductor Corporation, Samsung Electronics Co., Ltd. and other companies which may license such technologies to others, including, in the case of National Semiconductor commencing on March 11, 2002, our competitors. In addition, under a technology licensing and transfer agreement, National Semiconductor has limited royalty-free, worldwide license rights (without right to sublicense) to some of our technologies. If necessary or desirable, we may seek licenses under patents or intellectual property rights claimed by others. However, we cannot assure you that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technologies we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the technologies.

OUR FAILURE TO OBTAIN OR MAINTAIN THE RIGHT TO USE CERTAIN TECHNOLOGIES MAY NEGATIVELY AFFECT OUR FINANCIAL RESULTS.

     Our future success and competitive position depend in part upon our ability to obtain or maintain proprietary technologies used in our principal products, which is achieved in part by defending claims by competitors of intellectual property infringement. The semiconductor industry is characterized by litigation regarding patent and other intellectual property rights. We are involved in lawsuits, and could become subject to other lawsuits, in which it is alleged that we have infringed upon the intellectual property rights of other companies. Our involvement in existing and future intellectual property litigation could result in significant expense to our company, adversely affecting sales of the challenged product or technologies and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome as a defendant in any such litigation, we may be required to:

     -    pay substantial damages;

     - indemnify customers for damages they might suffer if the products they purchase from us violate the intellectual property rights of others;

     -    stop our manufacture, use, sale or importation of infringing products;

     - expend significant resources to develop or acquire non-infringing technologies;

     -    discontinue processes; or

     -    obtain licenses to the infringing technologies.

     We cannot assure you that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources.

WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS, AND CONSEQUENCES OF THOSE ACQUISITIONS WHICH THE COMPANY DOES COMPLETE MAY ADVERSELY AFFECT IT.

     We plan to continue to pursue additional acquisitions of related businesses. The expense incurred in consummating the future acquisition of related businesses, or our failure or inability to integrate such businesses successfully into our existing businesses, could result in our company incurring unanticipated expenses and losses. In addition, we may not be able to identify or finance additional acquisitions, or realize any anticipated benefits from acquisitions we do complete.

     Should we successfully acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the risks associated with acquisitions include:



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     -    Unexpected losses of key employees or customers of the acquired company;

     - Conforming the acquired company's standards, processes, procedures and controls with our operations;

     -    Coordinating new product and process development;

     -    Hiring additional management and other critical personnel; and

     - Increasing the scope, geographic diversity and complexity of our operations.

     In addition, although Samsung Electronics assists us in integrating the operations of the power device business, which we acquired from Samsung Electronics in 1999, into our operations under to a transitional services agreement we entered into when we acquired that business, we may encounter unforeseen obstacles or costs in such integration and in the integration of other businesses we acquire.

     In addition, we may issue equity securities to pay for any future acquisitions, which may be dilutive to our existing stockholders. We may also incur debt or assume contingent liability in connection with acquisitions, which could harm our operating results.

     Possible future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our financial condition and operating results.

PRODUCTION TIME AND THE OVERALL COST OF PRODUCTS COULD INCREASE IF WE WERE TO LOSE ONE OF OUR PRIMARY SUPPLIERS OR IF A PRIMARY SUPPLIER INCREASED THE PRICES OF RAW MATERIALS.

     Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis, and our results of operations could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. We purchases raw materials such as silicon wafers, lead frames, mold compound, ceramic packages and chemicals and gases from a limited number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In addition, we subcontract a portion of our wafer fabrication and assembly and test operations to other manufacturers, including NS Electronics Ltd., Samsung Electronics and National Semiconductor. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors were disrupted or terminated.

DELAYS IN BEGINNING PRODUCTION AT NEW FACILITIES, EXPANDING CAPACITY AT EXISTING FACILITIES, IMPLEMENTING NEW PRODUCTION TECHNIQUES, OR IN CURING PROBLEMS ASSOCIATED WITH TECHNICAL EQUIPMENT MALFUNCTIONS ALL COULD ADVERSELY AFFECT OUR MANUFACTURING EFFICIENCIES.

     Our manufacturing efficiency will be an important factor in our future profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors. Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields.

     In addition, we are currently engaged in an effort to expand capacity at all of our manufacturing facilities. As is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have suffered delays in product deliveries or reduced yields. We may experience delays or problems in bringing planned new manufacturing capacity to full production. We may also experience problems in achieving acceptable yields, or experience product delivery delays in the future with respect to existing or planned new capacity as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.



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A SIGNIFICANT PORTION OF OUR SALES ARE MADE BY DISTRIBUTORS WHO CAN TERMINATE
THEIR RELATIONSHIPS WITH US WITH LITTLE OR NO NOTICE. THE TERMINATION OF A DISTRIBUTOR COULD REDUCE SALES AND RESULT IN INVENTORY RETURNS.

     Distributors accounted for 49.8% of our net sales for the nine months ended October 1, 2000. Our five domestic distributors accounted for 7.4% of our total net sales for the nine months ended October 1, 2000. As a general rule, we do not have long-term agreements with our distributors and they may terminate their relationships with us with little or no advance notice. Distributors generally offer competing products. The loss of one or more of our distributors, or the decision by one or more of them to reduce the number of our products they offer or to carry the product lines of our competitors, could have a material adverse effect on our business, financial condition and results of operations. The termination of a significant distributor, whether at our or the distributor's initiative, or a disruption in the operations of one or more of our distributors, could reduce our net sales in a given quarter and could result in an increase in inventory returns.

THE SEMICONDUCTOR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The semiconductor industry, and the multi-market semiconductor product markets in particular, are highly competitive. Competition is based on price, product performance, quality, reliability and customer service. In addition, even in strong markets, price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus are better able to pursue acquisition candidates and can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

BECAUSE THE POWER DEVICE BUSINESS WAS PREVIOUSLY OPERATED AS A DIVISION OF SAMSUNG ELECTRONICS, THE COSTS OF OPERATING THIS BUSINESS AS AN INDEPENDENT ENTITY MAY BE SIGNIFICANTLY GREATER THAN INITIALLY ESTIMATED.

     The operation of the power device business, which we acquired from Samsung Electronics in 1999, may result in Fairchild Semiconductor incurring operating costs and expenses significantly greater than we anticipated prior to the acquisition. Prior to the purchase, the power device business was operated as a division of Samsung Electronics. During 1998, the power device business incurred costs for research and development, sales and marketing and general and administrative activities. These costs represent expenses incurred directly by the power device business as well as charges allocated to it by Samsung Electronics. The power device business now obtains many of the services previously supplied by Samsung Electronics on an arm's length basis from third-party suppliers. However, to provide these services for a transition period after the acquisition of the power device business, we entered into a transitional services agreement with Samsung Electronics under which the power device business continues to obtain a number of these services. We cannot assure you that upon termination of the transitional services agreement in April
2002, we will be able to obtain similar services on comparable terms.

WE ENTERED INTO A NUMBER OF LONG-TERM SUPPLY AND SUPPORT CONTRACTS WITH SAMSUNG ELECTRONICS IN CONNECTION WITH THE ACQUISITION OF THE POWER DEVICE BUSINESS, AND ANY DECREASE IN THE PURCHASE REQUIREMENTS OF SAMSUNG ELECTRONICS OR THE INABILITY OF SAMSUNG ELECTRONICS TO MEET ITS CONTRACTUAL OBLIGATIONS COULD SUBSTANTIALLY REDUCE THE FINANCIAL PERFORMANCE OF OUR KOREAN SUBSIDIARY.

     As a result of the acquisition of the power device business, we have numerous arrangements with Samsung Electronics, including arrangements relating to product sales, designation as a vendor to affiliated Samsung companies and other services. Any material adverse change in the purchase requirements of Samsung Electronics, in its ability to supply the agreed-upon services or in its ability to fulfill its other obligations could have a material adverse effect on our Korean subsidiary. Although historically the power device business generated significant revenues from the sale of products to affiliated Samsung companies, we cannot assure you that it will be able to sell any products to affiliated Samsung companies or that the designation of the power device business as a vendor to those affiliated Samsung companies will generate any revenues for our company. Furthermore, under the Korean Fair Trade Law, the Fair Trade Commission may issue an order requiring a change in the terms and conditions of the agreements between us and Samsung Electronics if it concludes that Samsung Electronics has provided us with undue support or discriminated against our competitors.



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THE POWER DEVICE BUSINESS SUBJECTS OUR COMPANY TO RISKS INHERENT IN DOING
BUSINESS IN KOREA, INCLUDING LABOR RISK, POLITICAL RISK AND CURRENCY RISK.

     As a result of the acquisition of the power device business, we have significant operations in South Korea and are subject to risks associated with doing business in that country.

     - In addition to other risks disclosed relating to international operations, some businesses in South Korea are subject to labor unrest. Also, relations between South Korea and North Korea have been tense over most of South Korea's history. We cannot assure you as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on our Korean subsidiary.

     - The power device business' sales are denominated primarily in U.S. dollars while a significant portion of its costs of goods sold and its operating expenses are denominated in South Korean won. Although we have taken steps to fix the costs subject to currency fluctuations and to balance dollar vs. won costs, a significant change in this balance, coupled with a significant change in the value of the won relative to the dollar could have a material adverse effect on our financial performance and results of operations.

A CHANGE IN FOREIGN TAX LAWS OR A DIFFERENCE IN THE CONSTRUCTION OF CURRENT FOREIGN TAX LAWS BY RELEVANT FOREIGN AUTHORITIES COULD RESULT IN US NOT RECOGNIZING THE BENEFITS WE ANTICIPATED IN CONNECTION WITH THE TRANSACTION STRUCTURE USED TO CONSUMMATE THE ACQUISITION OF THE POWER DEVICE BUSINESS.

    The transaction structure we used for the acquisition of the power device business is based on assumptions about the various tax laws, including withholding tax, and other relevant laws of foreign jurisdictions. In addition, Fairchild Korea Semiconductor Ltd., our wholly owned subsidiary which owns the power device business, was granted a ten-year tax holiday under Korean law in 1999. The first seven years are tax-free, followed by three years of income taxes at 50% of the statutory rate. If our assumptions about tax and other relevant laws are incorrect, or if foreign taxing jurisdictions were to change or modify the relevant laws, or if Fairchild Korea Semiconductor Ltd. were to lose its tax holiday, we could suffer adverse tax and other financial consequences or lose the benefits anticipated from the transaction structure we used to acquire that business.

OUR INTERNATIONAL OPERATIONS SUBJECT OUR COMPANY TO RISKS NOT FACED BY DOMESTIC COMPETITORS.

     We cannot assure you that we will be successful in overcoming the risks related to or arising from operating in international markets. Through our subsidiaries we maintain significant operations in the Philippines, Malaysia and South Korea and also operate facilities in China and Singapore. We have sales offices and customers around the world. The following are risks inherent in doing business on an international level:

     -    changes in import duties;

     -    trade restrictions;

     -    transportation delays;

     -    work stoppages;

     -    economic and political instability;

     -    foreign currency fluctuations; and

     - the laws, including tax laws, and policies of the United States and of the countries in which we manufacture our products.

WE ARE SUBJECT TO MANY ENVIRONMENTAL LAWS AND REGULATIONS THAT COULD AFFECT OUR OPERATIONS OR RESULT IN



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SIGNIFICANT EXPENSES.

     Federal, state and local laws in the United States and other countries in which we have operations, and regulations under those laws, impose various restrictions and controls on the discharge of materials, chemicals and gases used in the semiconductor manufacturing processes. In addition, under some laws and regulations, we could be held financially responsible for remedial measures if our properties are contaminated or if we send waste to a facility that becomes contaminated, even if we did not cause the contamination. Also, we may be subject to common law claims if we release substances that damage or harm third parties. Our failure to comply with present or future regulations could result in the imposition of fines, suspension of production, or a cessation of operation. Any regulation could require us to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN THE TECHNICAL OR MANAGEMENT EMPLOYEES NECESSARY TO REMAIN COMPETITIVE IN OUR INDUSTRY.

     Our continued success depends on the retention and recruitment of skilled personnel, including technical, marketing, management and staff personnel. In the semiconductor industry, the competition for qualified personnel, particularly experienced design engineers and other technical employees, is intense. There can be no assurance that we will be able to retain our current personnel or recruit the key personnel we require. In addition, we do not have employment agreements with most members of our senior management team.

BECAUSE A LIMITED NUMBER OF PERSONS, INCLUDING MEMBERS OF OUR MANAGEMENT TEAM, OWN A SUBSTANTIAL NUMBER OF SHARES OF OUR CLASS A COMMON STOCK, DECISIONS MAY BE MADE BY THEM THAT MAY BE DETRIMENTAL TO YOUR INTERESTS.

     Sterling Holding Company, LLC, which is one of our principal stockholders, and our directors and executive officers together own approximately 36% of the outstanding shares of our Class A Common Stock (including shares underlying vested options and shares of our Class B Common Stock, which are convertible into shares of Class A Common Stock). By virtue of such stock ownership, such persons have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to stockholders for approval, including the election of its directors and amendment of our charter and bylaws. We cannot assure you that such persons will not exercise their influence over us in a manner detrimental to your interests.

OUR LARGEST STOCKHOLDER AND OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A LARGE NUMBER OF SHARES OF OUR CLASS A COMMON STOCK THAT COULD BE SOLD INTO THE MARKET AT ANY TIME; FUTURE SALES OF THOSE SHARES COULD DEPRESS THE MARKET PRICE OF OUR CLASS A COMMON STOCK.

     As of October 1, 2000, there were 99,353,245 shares of our common stock outstanding, including shares of Class A Common Stock and shares of Class B Common Stock, which are convertible into shares of Class A Common Stock on a share-for-share basis at the option of the holder. Shares of Class A Common Stock and Class B Common Stock are identical in all respects, except Class B shares are non-voting and there is no public market for Class B shares. Of the shares of common stock outstanding, approximately 35.5 million, or 36%, are "restricted securities" held by our "affiliates" (as such terms are defined in Rule 144 under the Securities Act of 1933). These affiliates include Sterling Holding Company, LLC, our largest stockholder, and our directors and executive officers. Restricted securities may not be sold into the public market unless the sale is registered with the SEC or an exemption from registration is available. Rule 144 provides such an exemption, and under that rule all of the above restricted shares could be sold into the public market immediately subject only to volume, notice and manner of sale restrictions under the rule. The volume limitations prohibit an affiliate from selling, in any three-month period, more than either (1) one percent of the number of shares of Class A Common Stock outstanding or (2) the average weekly volume of shares traded during the four calendar weeks before the sale, whichever is greater. Rule 144 also requires restricted securities to be held for at least one year before sale; this condition has been met for all of the above-referenced shares.

     If our affiliates sell a large number of restricted shares into the public market, the market price of our Class A Common Stock could decline, as such sales may be viewed by the public as an indication of an upcoming or recently occurring shortfall in our financial performance.



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AS A HOLDING COMPANY, WE ARE TOTALLY DEPENDENT ON DIVIDENDS FROM OUR OPERATING
SUBSIDIARIES TO PAY DIVIDENDS.

     We expect our subsidiaries to retain substantially all of their earnings to meet their own obligations. As a result, and because our principal operating subsidiary, Fairchild Semiconductor Corporation, is prohibited by terms in its debt instruments from making payments to us, it is unlikely that we will be able to make dividend payments in the near future. We are a holding company with no business operations, and our only significant asset is the outstanding capital stock of our subsidiaries. We rely on payments from our subsidiaries to meet any future obligations. Absent such payments, we will not be able to pay cash dividends on our Class A Common Stock. We currently expect that the earnings and cash flows of our subsidiaries will be retained and used by them in their operations, including by Fairchild Semiconductor Corporation to service its debt obligations. Even if we decided to pay a dividend on or make a distribution in respect of our Class A Common Stock, we cannot assure you that our subsidiaries will generate sufficient cash flows to pay a dividend or distribute funds to us or that applicable state law and contractual restrictions, including restrictions in Fairchild Semiconductor Corporation's debt instruments, will permit such dividends or distributions.

WE MAY NOT BE ABLE TO GENERATE THE NECESSARY AMOUNT OF CASH TO SERVICE OUR EXISTING DEBT, WHICH MAY REQUIRE US TO REFINANCE OUR DEBT OR DEFAULT ON OUR SCHEDULED DEBT PAYMENTS.

     We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under our senior credit facilities in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In addition, because our senior credit facilities have variable interest rates, the cost of those borrowings will increase if market interest rates increase. If we are unable to service our indebtedness, we may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we would be able to refinance any of our indebtedness on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity.

OUR DEBT INSTRUMENTS RESTRICT OR PROHIBIT OUR ABILITY TO ENGAGE IN OR ENTER INTO SOME BUSINESS OPERATING AND FINANCING ARRANGEMENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO TAKE ADVANTAGE OF POTENTIALLY PROFITABLE BUSINESS OPPORTUNITIES.

     The operating and financial restrictions and covenants in our debt instruments may limit our ability to finance our future operations or capital needs or engage in other business activities that may be in our interests. Our debt instruments impose significant operating and financial restrictions on us, affecting our ability to incur additional indebtedness or create liens on our assets, pay dividends, sell assets, engage in mergers or acquisitions, make investments or engage in other business activities. These restrictions could place us at a disadvantage relative to competitors not subject to such limitations. If we fail to comply with such restrictions, we could be in default under the terms of our debt instruments. In the event of any such default, our debtholders could demand payment of all borrowings outstanding, including accrued interest and other fees. In addition, if we were unable to repay any borrowings under our senior credit facilities when due, the lenders could proceed against their collateral, which consists of substantially all of the capital stock of our domestic direct and indirect subsidiaries - including all the stock of Fairchild Semiconductor Corporation, our principal operating subsidiary - and approximately 65% of the capital stock of our foreign subsidiaries. If the indebtedness under our debt instruments were to be accelerated, the value of our Class A Common Stock would likely decrease significantly.



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                                 USE OF PROCEEDS

     We will not receive any proceeds of this offering other than the value of the businesses or properties we or our subsidiaries acquire in the proposed acquisitions.

                              PLAN OF DISTRIBUTION

     We will issue Class A Common Stock from time to time in connection with acquisitions by us or our subsidiaries of other businesses, assets or securities. We expect that the terms of the acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by us or our subsidiaries. No underwriting discounts or commissions will be paid in connection with the issuance of our Class A Common Stock, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.


                     WHERE YOU CAN FIND MORE INFORMATION --
                           INCORPORATION BY REFERENCE

     Under the Securities Exchange Act of 1934, we are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public on the SEC's web site at http://www.sec.gov. Our SEC filings are also available at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., where you may read and copy any document we file. Please call the SEC at 800-SEC-0330 for further information about the public reference room.

     We have filed a registration statement on Form S-4 with the SEC to register the shares offered by this prospectus. This prospectus is part of the registration statement but, as permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that we file with the SEC. Information that is filed with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.

     The documents listed below are incorporated by reference in this prospectus. They contain important information about our company and its financial condition.

     - Our annual report on Form 10-K for the transition period ended December 26, 1999 (SEC File No. 001-15181), filed March 27, 2000.

     - All reports we have filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 26, 1999; and

     - The description of our Class A Common Stock contained in our registration statement on Form 8-A (SEC File No. 001-15181), filed July 26, 1999, which incorporates by reference the section entitled "Description of Capital Stock" in the prospectus contained in our registration statement on Form S-1 (SEC File No. 333-78557), filed May 14, 1999, as amended, and including any amendment or report filed for the purpose of updating such description.

     - In addition, all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the SEC of a post-effective amendment to the registration statement that includes this prospectus that (1) indicates that all shares of Class A Common Stock registered on the registration statement have been sold or (2) effects the deregistration of the balance of such shares then remaining unsold, shall be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of filing of such documents.



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

     You may request a copy of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference, at no cost, by writing or telephoning us at:


                   Fairchild Semiconductor International, Inc.
                   82 Running Hill Road
                   South Portland, ME 04106
                   (207) 775-8100
                   Attention: General Counsel



     When you are deciding whether to purchase the shares being offered by this prospectus, you should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is not an offer to sell shares of our Class A Common Stock in any state where such an offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.



                             RESTRICTIONS ON RESALE

     The Class A Common Stock offered by this prospectus is being registered under the Securities Act of 1933 (Securities Act), but this registration does not cover the resale or distribution by persons who receive Class A Common Stock issued by us in our acquisitions. Affiliates (as that term is defined in Rule 144 under the Securities Act) of entities acquired by us who do not become affiliates of our company as a result of the acquisition may only resell shares received under this prospectus if the resale is made pursuant to an effective registration statement under the Securities Act, or if it is made in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of that act. Generally, Rule 145 permits affiliates of the acquired entity to resell such shares immediately following the acquisition in compliance with certain volume limitations and manner-of-sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (1) one percent of the shares of our Class A Common Stock outstanding and (2) the average weekly reported volume of trading of shares of our Class A Common Stock on the New York Stock Exchange and all other national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most circumstances if the affiliate has held the Class A Common Stock for at least two years, provided that the person or entity is not then an affiliate of our company. Individuals and entities that are not affiliates of the entity being acquired and do not become affiliates of our company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell shares of our Class A Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of our Class A Common Stock under Rule 145 will be subject to our company having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.



                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     The statements incorporated by reference or contained in this prospectus may discuss our future expectations, contain projections of results of operations or financial condition, and include other "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. As a result, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following:

     -    "will likely result"

     -    "are expected to"

     -    "will continue"

     -    "is anticipated"

     -    "estimate"

     -    "intends"



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

     -    "plans"

     -    "projection"

     -    "outlook"

     You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Factors discussed in the following documents describe various uncertainties, estimates, assumptions and risks which may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these documents.

     - The documents incorporated by reference in this prospectus, including but not limited to information in those documents under captions such as "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - The risk factors described in this prospectus under the caption "Risk Factors."

     -    Our other SEC filings.

     Any forward-looking statement made or incorporated by reference in this prospectus speaks only as of the date on which that statement is made. We have no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.



                                     EXPERTS

     The consolidated financial statements of Fairchild Semiconductor International, Inc. as of May 30, 1999 and December 26, 1999, for each of the years in the three-year period ended May 30, 1999, and for the seven months ended December 26, 1999, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.



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